UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

ClearComm, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-28362	66-0514434
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

City View Plaza – Suite 700

No. 48 of Road 165

Guaynabo, Puerto Rico 00968

 (Address of principal executive offices)

Registrant’s telephone number, including area code (787) 620-0140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

Effective July 13, 2005, the shareholders of SuperTel Communications Corp. (“SuperTel”), the General Partner of ClearComm, L.P. (the “Partnership”), elected the following persons to serve on the board of directors of SuperTel:

Chris J. Clark, age 64, who is a member of the New York and Pennsylvania Bars, and is a CPA in New York.  Mr. Clark has practiced law for 40 years, specializing in tax law and business law, with a heavy emphasis on venture capital projects (primarily in real estate and cellular telephone franchises).  From 1972 through 1996, Mr. Clark was the Managing Partner of his law firm, then named Lentz, Cantor, Kilgore & Massey, Ltd., and he is currently Of Counsel to the successor law firm, Lentz, Cantor & Massey, Ltd.  Mr. Clark was the Managing Partner of a partnership that successfully participated in the MSA and RSA cellular lotteries and, from 1991 through 1994, was an officer and director of a corporation that owned and eventually sold the RSA license for NY-4.  He has been involved in a number of other investment projects, and in most cases was either the managing partner or principal.  He is currently, and has been since 1995, the managing partner of PCS Partners, a significant investor in and limited partner of the Partnership.  He holds a BBA from Siena College (Magna Cum Laude; 1962) and a JD from Villanova Law School (1965), where he was a member of the Law Review.

John Duffy, age 55, who has held executive and supervisory positions in a number of industries, including the wireless and financial management industries.  From 2001 to the present, he has been engaged in various enterprises as a private investor and through international philanthropic endeavors, and has worked with Geneva Global, a professional services firm and foundation.  From 1999 through 2001, Mr. Duffy served as the Executive Director of Net Impact, a network of over 5,000 MBA students attending over 60 universities.  In addition, from 1994 through 1998, Mr. Duffy served as Executive Vice President of the Partnership; and from 1981 through 1990, he was an Executive Vice President at Drexel Burnham Lambert, where he was responsible for investment portfolios of high net worth investors and institutional clients.  Mr. Duffy holds a BA from John Carroll University (1971).

Ture Elowson, age 63, who has been a limited partner of the Partnership since its inception.  He is a businessman.  He founded Independent Cellular Telephone Company in 1988 and remains as one the company’s Managing Partners.  Mr. Elowson served as Director of Marketing for Romulus Engineering during the PCS auctions. He is on the Board of Directors of Lamar County Cellular.  He is a founder and managing partner for Zymed, LLC, a company specializing Bioscience software.  Mr. Elowson received his business degree from Drake University.

Messrs. Clark, Duffy, and Elowson were elected to SuperTel’s board pursuant to the terms of the SuperTel Communications Corp. Shareholders Agreement, dated June 8, 2005, among SuperTel and certain of SuperTel’s shareholders.  It is not currently contemplated that any of the new directors will be named to serve on any committees of SuperTel’s board of directors.

Also effective July 13, 2005, Javier O. Lamoso resigned from the board of directors of SuperTel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2005	ClearComm, L.P.

	By:	SuperTel Communications Corp.
	Its:	General Partner

	By:	/s/ Javier O. Lamoso
Javier O. Lamoso
President

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